QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-82453 of Roberts Realty Investors, Inc. on Form S-3 and in Registration Statement No. 333-138703 of Roberts Realty Investors, Inc. on Form S-8 of our audit report with respect to the consolidated financial statements of Roberts Realty Investors, Inc. as of December 31, 2011 and for the year then ended dated March 2, 2012 appearing in this Annual Report on Form 10-K of Roberts Realty Investors, Inc. for the year ended December 31, 2012.

Reznick Group, P.C.

/s/ Reznick Group, P.C.

Atlanta, Georgia
March 29, 2013

QuickLinks

  Exhibit 23.2